                                                                                          EXHIBIT 21

                                              SUBSIDIARIES OF ACXIOM

                                                 U.S. SUBSIDIARIES

Name                                     Incorporated In                    Doing Business As

1. Acxiom CDC, Inc.                         Arkansas                   Acxiom CDC, Inc.

2. Acxiom CH, Inc.                          Delaware                   Acxiom CH, Inc.

3. Acxiom / Direct Media, Inc.              Arkansas                   Acxiom / Direct Media, Inc.

4. Acxiom e-Products, Inc.                  Arkansas                   Acxiom e-Products, Inc.

5. Acxiom Information Security              Arkansas                   Acxiom Information Security Services, Inc.
    Services, Inc.

6. Acxiom Interim Holdings, Inc.            Arkansas                   Acxiom Interim Holdings, Inc.

7. Acxiom / May & Speh, Inc.                Delaware                   Acxiom / May & Speh, Inc.

8. Acxiom RM-Tools, Inc.                    Arkansas                   Acxiom RM-Tools, Inc.

9. Acxiom Transportation Services, Inc.     Arkansas                   ATS; Conway Aviation, Inc.

10. Acxiom UWS, Ltd.                        Arkansas                   Acxiom UWS, Ltd.

11. Digital Impact, Inc.                    Delaware                   Digital Impact, Inc.

12. Smartreminders.com, Inc.                Tennessee                  Smartreminders.com, Inc.

                                            INTERNATIONAL SUBSIDIARIES

Name                                     Incorporated In                    Doing Business As

13. Acxiom Australia Pty Ltd                Australia                  Acxiom Australia Pty Ltd

14. Acxiom European Holdings Ltd.           United Kingdom             Acxiom European Holdings Ltd.